                                  EXHIBIT 21.1

                                 SUBSIDIARIES OF

                          INTERNATIONAL CONTROLS CORP.


                                                            Jurisdiction of
          Company Name(1)                                   Incorporation
          ---------------                                   ---------------

          Checker Motors Corporation                        New Jersey
           Checker Motors Co., L.P.                         Delaware
            American Country Insurance Company              Illinois
             American Country Financial Services Corp.      Illinois
            Parmelee Transportation Company                 Illinois
             City Wide Towing, Inc.                         Illinois
           Southern Charleston Stamping & Manufacturing     West Virginia
            Company                                         West Virginia
           Checker Holding Corp. III                        Delaware
          Great Dane Trailers, Inc.                         Georgia
           Great Dane Trailers Nebraska, Inc.               Nebraska
           Great Dane Trailers Tennessee, Inc.              Tennessee
           Los Angeles Great Dane, Inc.                     Georgia
           Trailer Rental Company, Inc.                     Georgia


(1) The voting securities of each company whose name is indented are owned by the company set forth immediately above whose name is not indented.